UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Perry Ellis International, Inc. (NASDAQ: PERY), today issued the following press release:

Perry Ellis Special Committee Issues Statement

May 24, 2018 08:00 AM Eastern Daylight Time

MIAMI--(BUSINESS WIRE)--The Special Committee of the Perry Ellis International (NASDAQ:PERY) (“Perry Ellis” or the “Company”) Board of Directors, which comprises independent directors, today issued the following statement in response to George Feldenkreis’ letter to the Perry Ellis Board of Directors on May 23, 2018:

As part of its strategic review process, the Special Committee continues to engage in good faith with George Feldenkreis to see if a transaction that maximizes shareholder value can be achieved. The Special Committee is disappointed that rather than moving forward with constructive negotiations, Mr. Feldenkreis continues to mischaracterize the status of negotiations.

The Special Committee is committed to conducting a bona fide process that maximizes and protects the value of shareholders’ investment in the company and will not allow that process to be circumvented by Mr. Feldenkreis’ false assertions. The Special Committee stands prepared and ready to enter into a definitive agreement on customary and appropriate terms.

The Special Committee noted no decision has been made with respect to the Company's response to the Feldenkreis Proposal. There is no assurance the Feldenkreis Proposal will result in a definitive offer to purchase the Company's outstanding capital stock or that any definitive agreement will be executed or that the Proposal or any other transaction will be approved or consummated.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP is serving as the Special Committee legal counsel and PJ SOLOMON is serving as its financial advisor.

About Perry Ellis International
Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement
We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "proforma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis' strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis' profitability improvement plan and Perry Ellis' plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom's referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis' filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis' filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Important Additional Information And Where To Find It
Perry Ellis International, Inc. intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis’ shareholders in connection with the matters to be considered at Perry Ellis’ 2018 Annual Meeting of Shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Perry Ellis’ website at http://investor.pery.com or by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Certain Participant Information
In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following directors, executive officers and other employees of Perry Ellis are deemed to be participants in the solicitation of proxies from Perry Ellis’ shareholders in connection with the matters to be considered at Perry Ellis’ 2018 Annual Meeting of Shareholders and, as of the date hereof, beneficially own the amount of shares of Perry Ellis’ common stock, $0.01 par value per share, indicated adjacent to his or her name: (i) Perry Ellis directors: Joe Arriola (11,616 shares), Jane E. DeFlorio (18,736 shares), Oscar Feldenkreis (1,223,329 shares), Bruce J. Klatsky (17,749 shares), Michael W. Rayden (17,749 shares), and J. David Scheiner (22,231 shares), and (ii) Perry Ellis executive officers and other employees: David Enright (31,706 shares), Jorge Narino (14,988 shares), Stanley Silverstein (73,666 shares) and John Voith (64,624 shares). The business address for each person is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement, including the schedules and appendices thereto, and other materials to be filed with the SEC in connection with Perry Ellis’ 2018 Annual Meeting of Shareholders. While, in accordance with Rule 14a-12(a)(1)(i) of the Exchange Act and solely due to his status as a director of Perry Ellis, George Feldenkreis (1,712,888 shares) is also deemed a participant in the solicitation of proxies from Perry Ellis’ shareholders in connection with the matters to be considered at Perry Ellis’ 2018 Annual Meeting of Shareholders, Mr. Feldenkreis has publicly disclosed that he intends to file his own proxy statement with the SEC to be used to solicit votes for the election of an opposing slate of director nominees at Perry Ellis’ 2018 Annual Meeting of Shareholders.

Contacts

Investor:
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449